As filed with the Securities and Exchange Commission on December 20, 1996
                                          Registration No. 33-


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                          ---------------------
                                Form S-8

                          REGISTRATION STATEMENT

                                 UNDER

                        THE SECURITIES ACT OF 1933

                          -----------------------

                          TUPPERWARE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                           36-4062333
        (State or Other Jurisdiction               (I.R.S. Employer
       of Incorporation or Organization)         Identification Number)

                 P. O. Box 2353                          32802
                Orlando, Florida                      (Zip Code)
             (Address of Principal
                Executive Offices)

                  TUPPERWARE CORPORATION RETIREMENT SAVINGS PLAN
                              (Full Title of the Plan)


                               THOMAS M. ROEHLK, Esq.
                       Senior Vice President, General Counsel
                                    and Secretary
                               Tupperware Corporation
                                   P. O. Box 2353
                               Orlando, Florida 32802
                        (Name and Address of Agent for Service)
                                   (407) 826-5050
       (Telephone Number, including Area Code, of Agent for Service)

                           CALCULATION OF REGISTRATION FEE


  Title of        Amount    Proposed Maximum   Proposed Maximum   Amount of
Securities to      to be     Offering Price   Aggregate Offering  Registra-
be Registered(1) Registered    Per Share             Price        tion Fee
---------------- ---------- ----------------  ------------------  ----------
Common Stock,     225,000      $51.5625 (2)    $11,601,563 (2)    $4,000.54
$0.01 par value   shares

Preferred Stock   225,000              (3)                 (3)           (3)
Purchase Rights   rights

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

(2)Estimated solely for purposes of calculating the Registration Fee and computed pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock in the New York Stock Exchange Composite Transactions on December 17, 1996.

(3) The Preferred Share Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents have been filed by Tupperware Corporation (the "Company") (File No. 1-11657) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended and are incorporated herein by reference and made a part of this Registration Statement:

      (A) The Company's Quarterly Reports on Form 10-Q for the periods ended March 30, 1996, June 29, 1996 and September 28, 1996; and

      (B) Amendment No. 4 on Form 10/A4 to the Company's Registration Statement on Form 10 (No. 1-11657) filed with the Commission on May 21, 1996, including the exhibits thereto, and including any subsequent amendment or any report or other filing filed with the Securities and Exchange Commission updating such description as amended.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     None

Item 6. Indemnification of Directors and Officers.

     Article XI of the Company's Amended and Restated Certificate of Incorporation and Section 6.7 of the Company's Amended and Restated By-Laws provide that each person who was or is made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by the General Corporation Law of the State of Delaware (the 'Delaware Law'), as currently in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Such Article also provides that rights conferred thereby are contract rights and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the Delaware Law so requires, such payment will only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such provision or otherwise. Section 6.7 of the By-Laws provides that the Company may, by action of its Board, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

     Section 6.7 of the By-Laws also provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Company. It further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware Law, the burden of proving the defense will be on the Company and neither the failure of the Company's Board to have made a determination that indemnification is proper, nor an actual determination by such Board that the claimant has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Such Article also provides that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Amended Restated Certificate of Incorporation or Amended and Restated By-Laws, or otherwise. Finally, it provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

     Section 145 of the Delaware Law provides that corporations organized thereunder have the power to indemnify directors, officers, employees and agents against liability under certain circumstances.

    The Company also maintains a standard policy of officers' and directors' liability insurance.

Item 8. Exhibits.

Exhibit
  No.                      Description
-------                    -----------

*4.1  Tupperware Corporation Retirement Savings Plan

*4.2  Summary Plan Description of the Tupperware Corporation
      Retirement Savings Plan

*23  Consent of Independent Accountants

*24  Powers of Attorney

----------------------------
*  Filed herewith.

Item 9. Undertakings.

A.  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this

    Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
    Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d)of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 20, 1996.


                                      TUPPERWARE CORPORATION



                                      By:/s/ WARREN L. BATTS
                                         ---------------------
                                         WARREN L. BATTS
                                         Chairman of the
                                         Board of Directors and
                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                        Position
        ----------                       ---------


/s/ WARREN L. BATTS
------------------------------      Chairman of the Board
      WARREN L. BATTS               of Directors, Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)

/s/ E.V. GOINGS
------------------------------      President, Chief Operating
      E. V. GOINGS                  Officer and Director


/s/ PAUL B. VAN SICKLE
-------------------------------     Senior Vice President,
      PAUL B. VAN SICKLE            Finance and Operations
                                    (Principal Financial Officer)


              *                          Director
-------------------------------
     WILLIAM O. BOURKE

              *                          Director
-------------------------------
     DR. RUTH M. DAVIS

              *                          Director
-------------------------------
     DR. LLOYD C. ELAM

              *                          Director
-------------------------------
     CLIFFORD J. GRUM

              *                          Director
-------------------------------
     JOE R. LEE

              *                          Director
-------------------------------
     JOSEPH E. LUECKE

              *                          Director
-------------------------------
     BOB MARBUT

              *                          Director
-------------------------------
     ROBERT M. PRICE


/s/ THOMAS M. ROEHLK
-------------------------------
*By:  THOMAS M. ROEHLK
      Attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on December 20, 1996.


                               TUPPERWARE CORPORATION
                               RETIREMENT SAVINGS PLAN



                               By:/s/ THOMAS M. ROEHLK
                                  -------------------------
                                  THOMAS M. ROEHLK
                                  Chairman, Management
                                  Committee for Employee Benefits

Exhibit
  No.                      Description
-------                    -----------

*4.1  Tupperware Corporation Retirement Savings Plan

*4.2  Summary Plan Description of the Tupperware Corporation
      Retirement Savings Plan

*23   Consent of Independent Accountants

*24   Powers of Attorney
----------------------------------------

*Filed herewith.